EXHIBIT 22.1


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                  SUBSIDIARIES



  Countrywide Funding Corporation                           New York
  Continental Mobile Home Brokerage Corporation             California
  Countrywide Agency of  Ohio, Inc.                         Ohio
  Countrywide Agency of Texas, Inc.                         Texas
  Countrywide Agency, Inc.                                  New York
  Countrywide Asset Management Corporation                  Delaware
  Countrywide Capital Markets, Inc.                         California
  Countrywide Securities Corporation                        California
  Countrywide Servicing Exchange                            California
  Countrywide Financial Services Corporation                California
  Countrywide Financial Planning Services, Inc.             California
  Countrywide Investments, Inc.                             Delaware
  Countrywide GP, Inc.                                      Nevada
  Countrywide Lending Corporation                           California
  Countrywide LP, Inc.                                      Nevada
  Countrywide Mortgage Pass Through Corporation             Delaware
  Countrywide Partners Corporation                          Delaware
  Countrywide Partnership Investments, Inc.                 California
  Countrywide Parks I, Inc.                                 California
  Countrywide Parks V, Inc.                                 California
  Countrywide Parks VI, Inc.                                California
  Countrywide Parks VII, Inc.                               California
  Countrywide Parks VIII, Inc.                              California
  Countrywide Tax Services Corporation                      California
  CTC Foreclosure Services Corporation                      California
  CWMBS, Inc.                                               Delaware
  Independent National Mortgage Corporation                 Delaware
  LandSafe, Inc.                                            Delaware
  LandSafe Finance, Inc.                                    California
  LandSafe Title Agency, Inc.                               California
  LandSafe Title of Florida, Inc.                           Florida
  LandSafe Title of Texas, Inc.                             Texas
  LandTrack Data Services, Inc.                             California
  Residential Mortgage Source of America, Inc.              California
  The Countrywide Foundation                                California